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                                 PROMISSORY NOTE
                           (Revolving Note - Renewal)


$40,000,000                      Eugene, Oregon                October 31, 2000


PARTIES:

         MONACO COACH CORPORATION, a Delaware corporation (Borrower)

         U.S. BANK NATIONAL ASSOCIATION (Bank)


RECITAL:

         On August 25, 2000, Borrower executed and delivered to Bank a Promissory Note (the Original Note) in the principal amount of Forty Million United States Dollars ($40,000,000). The entire balance of the Original Note, principal and interest, is due and payable no later than September 30, 2000. The parties previously extended that due date to October 31, 2000 pursuant to a first renewal note (the Prior Renewal Note). The parties desire to further extend that due date to November 30, 2000, and this note is being executed for that purpose. This note renews the Original Note and the Prior Renewal Note, and shall not be deemed payment or satisfaction of the indebtedness evidenced by those notes.

AGREEMENTS:

         1. PROMISE TO PAY. Upon demand, for value received, Borrower promises to pay to Bank, or its order, the principal amount of Forty Million United States Dollars ($40,000,000), or so much as may be outstanding, together with interest on the unpaid principal balance of each Advance at the rate specified in this note. Interest shall be calculated from the date of each Advance until repayment of each Advance.

         2. PAYMENT OF PRINCIPAL. Borrower shall pay the Principal Balance of this note on demand, or if no demand, on November 30, 2000.

         3. INTEREST RATE AND PAYMENT OF INTEREST.

            3.1. DEFINITIONS. As used in this note, the following terms have the following meanings:

                     a.       "Advance" means any one or more of the loans made
                          by Bank to Borrower pursuant to this note.

                     b. "Business Day" means any day other than a Saturday, Sunday or other day that commercial banks in Portland, Oregon, Minneapolis, Minnesota, or New York,


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New York, are authorized or required by law to close; provided, however, that when determining a LIBOR Rate or the first day of a LIBOR Interest Period, or when obtaining LIBOR Borrowing Rate quotes, such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

                     c. "Dow Jones Page 3750" means the display designated as such on the Dow Jones Markets Service (formerly known as Telerate) (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

                     d. "Event of Default" means an event described in Paragraph 6.

                     e. "LIBOR Borrowing Rate" means the LIBOR Rate plus one percent (1.0%) per annum. The LIBOR Borrowing Rate for each LIBOR Borrowing Rate Amount shall be determined pursuant to Paragraph 3.3., as of the beginning of the applicable LIBOR Interest Period, based on the then current LIBOR Rate, and, except as provided in Paragraphs 3.3.c., 3.3.d. and 3.4., shall remain fixed during that LIBOR Interest Period.

                     f. "LIBOR Borrowing Rate Amount(s)" means those portions of the Principal Balance that, at any time, are accruing interest at a LIBOR Borrowing Rate.

                     g. "LIBOR Interest Period" means, as to any LIBOR Borrowing Rate Amount, a period of two weeks or one month commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; provided, however, that (1) the first day of each LIBOR Interest Period must be a Business Day; (2) no LIBOR Interest Period shall be selected which would extend beyond November 30, 2000;
(3) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (4) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

                     h. "LIBOR Rate" means, for any LIBOR Interest Period, the average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such LIBOR Interest Period, for the period thereof, which appears on Dow Jones Page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of such LIBOR Interest Period; or the rate for such deposits determined by Bank at such time based on such other published service of general application as shall be selected by Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, Bank may determine the rate based on the rates offered to Bank for


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deposits in United States Dollars (rounded upwards, if necessary, to the nearest
1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of such LIBOR Interest Period for the period thereof; provided, further, that because a two week LIBOR Rate is generally not quoted in the marketplace, if Borrower requests a two week LIBOR Interest Period, Bank may determine and use the one month LIBOR Rate for that LIBOR Interest Period; and provided, further, that in any case the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

                     i. "Maturity" means the time when the entire unpaid Principal Balance of this note becomes due and payable, whether by agreement, acceleration, demand or otherwise.

                     j. "Prime Borrowing Rate" means a variable interest rate equal to the Prime Rate minus three-quarters of one percent (0.75%) per annum. The Prime Borrowing Rate shall be adjusted without notice effective on each day the Prime Rate changes.

                     k. "Prime Rate" means the rate identified and publicly announced by Bank from time to time as its prime rate and does not necessarily mean, for example, the lowest rate of interest which Bank collects for any borrower or group of borrowers.

                     l. "Prime Borrowing Rate Amount" means that portion of the Principal Balance that, at any time, is accruing interest at the Prime Borrowing Rate.

                     m. "Principal Balance" means, at any time, the unpaid principal balance of this note.

                     n. "Related Documents" means, without limitation, all loan agreements, mortgages, deeds of trust, security agreements, guaranties and all other instruments, agreements and documents, whether now or hereafter existing, relating to the indebtedness evidenced by this note.

            3.2.     PRIME BORROWING RATE. Except for portions of the
Principal Balance that are accruing interest at a LIBOR Borrowing Rate, Borrower shall pay interest on the Principal Balance at the Prime Borrowing Rate. The Prime Borrowing Rate shall be adjusted without notice effective on each day the Prime Rate changes.

            3.3.     LIBOR BORROWING RATE.

                     a. Borrower may obtain LIBOR Borrowing Rate quotes from Bank between 8:00 a.m. and 10:00 a.m. (Portland, Oregon, time) on any Business Day. Borrower may request a new Advance as a LIBOR Borrowing Rate Amount, conversion of a portion of


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the Prime Borrowing Rate Amount to a LIBOR Borrowing Rate Amount, or a new LIBOR
Interest Period for a LIBOR Borrowing Rate Amount whose LIBOR Interest Period is expiring, only by giving Bank notice in accordance with Paragraph 3.3.b. not later than 10:00 a.m. on such date.

                     b. Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give Bank irrevocable notice (either in writing or orally) between 8:00 a.m. and 10:00 a.m. (Portland, Oregon, time) two
(2) Business Days in advance of the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, any officer of Borrower or any other authorized person, and shall specify the requested effective date of the rate, the LIBOR Interest Period and LIBOR Borrowing Rate Amount, and whether Borrower is requesting a new Advance as a LIBOR Borrowing Rate Amount, conversion of a portion of the Prime Borrowing Rate Amount to a LIBOR Borrowing Rate Amount, or a new LIBOR Interest Period for a LIBOR Borrowing Rate Amount whose LIBOR Interest Period is expiring. Bank may, but need not, require that all oral notices be confirmed in writing. Notwithstanding any other term of this note, Borrower may elect a LIBOR Borrowing Rate Amount only in the minimum principal amount of Five Hundred Thousand Dollars ($500,000) and in larger integral multiples of One Hundred Thousand Dollars ($100,000). Except as provided in Paragraphs 3.3.c., 3.3.d. and 3.4., the LIBOR Borrowing Rate for each LIBOR Borrowing Rate Amount shall remain fixed for the applicable LIBOR Interest Period.

                     c.       If at any time Bank's LIBOR Rate is
unascertainable or unavailable to Bank or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If any LIBOR Borrowing Rates are then in effect (i) each shall terminate automatically with respect to the applicable LIBOR Borrowing Rate Amount (a) on the last day of the applicable LIBOR Interest Period, if Bank may lawfully continue to maintain such loans, or (b) immediately if Bank may not lawfully continue to maintain such loans through such day, and (ii) the Prime Borrowing Rate automatically shall become effective as to such amounts upon termination.

                     d. If at any time after the date of this note (i) any revision in or adoption of any applicable law, rule or regulation or in the interpretation or administration thereof (a) shall subject Bank or its Eurodollar lending office to any tax, duty or other charge, or change the basis of taxation of payments to Bank with respect to any loans bearing interest based on Bank's LIBOR Rate or (b) shall impose or modify any reserve, insurance, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by Bank or its Eurodollar lending office, or impose on Bank or its Eurodollar lending office any other condition affecting any such loans, and (ii) the result of the foregoing is (x) to increase the cost to Bank of making or maintaining any such loans or (y) to reduce the amount of any sum receivable under this note by Bank or its Eurodollar lending office, Borrower shall pay Bank within fifteen (15) days after demand by Bank such additional amount as will compensate Bank for such increased cost or reduction. The determination hereunder by Bank


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of such additional amounts shall be conclusive in the absence of manifest error.
If Bank demands compensation under this paragraph, Borrower may, upon three (3) Business Days' notice to Bank, pay the accrued interest on all LIBOR Borrowing Rate Amounts as may be affected, together with any additional amounts payable under Paragraph 3.3.e. Upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Borrowing Rate Amounts.

                     e. Borrower will indemnify Bank upon demand against any loss or expense which Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any portion of the loan or any Advance) as a consequence of:

                              (1)     Any failure of Borrower to make any
payment when due;

                              (2)     Any failure of Borrower to borrow,
continue or prepay any LIBOR Borrowing Rate Amount or to convert any portion of the Prime Borrowing Rate Amount to a LIBOR Borrowing Rate Amount on a date specified in notice thereof; or

                              (3)     Any payment or prepayment of a LIBOR
Borrowing Rate Amount, termination of the LIBOR Borrowing Rate or conversion of a LIBOR Borrowing Rate Amount to the Prime Borrowing Rate on a day other than the last day of the applicable LIBOR Interest Period (including as a result of acceleration or demand or pursuant to Paragraph 3.3.c. or 3.3.d.).

Determinations by Bank of the amount required to indemnify Bank shall be conclusive in the absence of manifest error.

                     f. Notwithstanding any provision of this note to the contrary, Bank shall be entitled to fund and maintain its funding of all or any part of the loan evidenced by this note in any manner it elects; it being understood, however, that with respect to any LIBOR Borrowing Rate Amount, all determinations hereunder shall be made as if Bank had actually funded and maintained each LIBOR Borrowing Rate Amount during the LIBOR Interest Period applicable to it through the purchase of deposits having a term corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Rate for such LIBOR Interest Period (whether or not Bank shall have granted any participations in such LIBOR Amounts).

                     g. Notwithstanding any other term of this note, Borrower may not select the LIBOR Borrowing Rate if an event has occurred that constitutes an Event of Default or which, with notice or lapse of time, or both, would be an Event of Default.


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                     h.       Nothing contained in this note, including without
limitation the determination of any LIBOR Interest Period or Bank's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Bank's right, if any, to decline to make any requested Advance or to require payment on demand.

            3.4. DEFAULT INTEREST RATE. Notwithstanding anything in this note to the contrary, upon the occurrence of an Event of Default, the Prime Borrowing Rate Amount shall thereafter accrue interest at a Prime Borrowing Rate equal to the Prime Rate plus five percent (5%), and each outstanding LIBOR Borrowing Rate Amount shall accrue interest at a LIBOR Borrowing Rate equal to the LIBOR Rate previously determined by Bank for that LIBOR Borrowing Rate Amount plus six percent (6%).

            3.5.     PAYMENT OF INTEREST. Except for interest on LIBOR
Borrowing Rate Amounts, Borrower shall pay accrued interest on November 1, 2000, and at Maturity. With respect to all LIBOR Borrowing Rate Amounts, accrued interest shall be paid on the last day of the applicable LIBOR Interest Period, and at Maturity.

            3.6. COMPUTATION OF INTEREST. All interest will be computed at the applicable rate based on a three hundred sixty (360) day year and applied to the actual number of days elapsed.

            3.7. USURY. Notwithstanding anything in this note to the contrary, at no time shall the Prime Borrowing Rate or any LIBOR Borrowing Rate exceed the maximum rate permitted by applicable law.

         4. LINE OF CREDIT. This note evidences a revolving line of credit. Advances under this note may be requested orally by Borrower, any officer of Borrower or any other authorized person. Bank may, but need not, require that all oral requests be confirmed in writing. All communications, instructions or directions by telephone or otherwise to Bank are to be directed to the Eugene office of Bank's Commercial Banking Division. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Bank, regardless of the fact that persons other than those authorized to borrow have authority to draw against the accounts. The Principal Balance may be evidenced by endorsements on this note or by Bank's internal records, including daily computer printouts. Borrower agrees that Bank is under no obligation and has not committed to make any Advances hereunder. Each Advance hereunder shall be made at the sole option of Bank.

         5. LATE CHARGE. If a payment is nineteen (19) or more days past due, Borrower will pay a late charge of five percent (5%) of the delinquent payment, but not more than the maximum amount authorized by law.


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         6. DEFAULT. Each of the following shall constitute an Event of Default under this note:

            6.1. Borrower fails to make any payment within five (5) days after it is due.

            6.2. Any default under any Related Document or under any other agreement between Bank and Borrower.

         7. FEE. Contemporaneously with the execution of this note, Borrower shall pay to Bank a loan fee in the amount of Four Thousand One Hundred Sixty-Seven Dollars ($4,167).

         8. NOTICES. Any notices required or permitted to be given under the terms of this note shall be in writing and may be given by personal delivery; first-class mail; certified mail, return receipt requested; or nationally recognized overnight courier; directed to the parties at the following addresses, or such other address as any party may designate in writing prior to the time of the giving of such notice, or in any other manner authorized by law:

               Borrower:  91320 Industrial Way
                          Coburg, Oregon 97408
                          Attn: John Nepute, Executive Vice President and CFO

               Bank:      Oregon Commercial Banking
                          800 Willamette Street, Third Floor
                          P.O. Box 10553
                          Eugene, Oregon   97440
                          Attn: Ken Carson

Any notice given shall be effective when actually received; or if given by certified mail, then forty-eight (48) hours after deposit of such notice in the United States mail with postage prepaid; or if given by overnight courier, then twenty-four (24) hours after the deposit of such notice with the overnight courier with delivery charges prepaid.

         9. ARBITRATION.

            9.1. Either Bank or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part (the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Bank's ability to realize on any collateral securing the Loan.


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            9.2.     If arbitration occurs and each party's Claim is less than
$100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Eugene, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

            9.3. If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; and
(iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

         10. COLLECTION COSTS AND ATTORNEY FEES. Borrower agrees to pay upon demand all of Bank's reasonable costs and expenses, including attorneys' fees and Bank's legal expenses, incurred in connection with the enforcement of this note. Costs and expenses include Bank's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

         11. REQUESTS FOR ADVANCES AND RATES. Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this note, and Borrower assumes all risks of the validity and authorization of such requests. Borrower promises to pay Bank, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any requests may have been submitted by a person or persons not authorized to do so.

         12. WAIVERS. Each maker, co-maker, endorser or guarantor of this note waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and consents to all extensions of time and renewals hereof, whether or not the extensions or renewals are longer than the original period of the note, to any exchange or release of any security for the indebtedness evidenced by this note, and to any release of any party liable on this note.

         13. GENERAL PROVISIONS. Time is of the essence of this note. All obligations of any maker, co-maker, endorser or guarantor of this note are joint and several. This note shall be governed by and construed and enforced in accordance with the laws of the State of


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Oregon without regard to conflicts of law principles. Bank's rights and remedies under this note are cumulative.

         14. EXECUTION BY FACSIMILE; COUNTERPARTS. This note may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this note by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this note on the date of such communication by the parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this note to the other party within one week of the date of delivery of the copy sent via electronic communication.

         15. WARRANTY OF AUTHORITY. The person executing this note on behalf of Borrower personally represent and warrant that he is duly authorized to do so, and that this note is enforceable against Borrower in accordance with its terms.

         16. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.


                                   MONACO COACH CORPORATION


                                   By  /s/:  Kay Toolson
                                       ------------------------
                                       Name: Kay Toolson
                                       Title: President and CEO


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